UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 (Amendment No.               )

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Filed by a Party other than the Registrant ☒
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FINANCIAL INSTITUTIONS, INC.
(Name of Registrant as Specified In Its Charter)
CLOVER PARTNERS, L.P. MHC MUTUAL CONVERSION FUND, L.P. CLOVER PARTNERS MANAGEMENT, L.L.C. JOHNNY GUERRY TERRELL T. PHILEN, JR.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

-with copies to-

		Phillip M. Goldberg Foley & Lardner LLP 321 North Clark Street Suite 2800 Chicago, IL 60654-5313 (312) 832-4549	Peter D. Fetzer Foley & Larder LLP 777 East Wisconsin Avenue Suite 3800 Milwaukee, WI 53202-5306 (414) 297-5596
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Filed by Clover Partners, L.P.

A copy of a news article is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.  The Participants (as defined below) are not affiliated with the publication or the author of the news article, and do not endorse or make any representations or warranties concerning the news article.  The consent of the author and the publication to file the news article under Rule 14a-6 was neither sought nor obtained.

Important Information

MHC Mutual Conversion Fund, L.P. has nominated Johnny Guerry and Terrell T. Philen, Jr. as nominees to the board of directors of Financial Institutions, Inc. (the “Company”) and is soliciting votes for the election of Mr. Guerry and Mr. Philen as members of the board.   MHC Mutual Conversion Fund, L.P. has sent a definitive proxy statement, WHITE proxy card and related proxy materials to shareholders of the Company seeking their support of Mr. Guerry and Mr. Philen at the Company’s 2016 Annual Meeting of Stockholders.  Stockholders are urged to read the definitive proxy statement and WHITE proxy card because they contain important information about the participants in the solicitation, Mr. Guerry and Mr. Philen, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and WHITE proxy card and other documents filed by MHC Mutual Conversion Fund, L.P. with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other related SEC documents filed by MHC Mutual Conversion Fund, L.P. with the SEC may also be obtained free of charge from the MHC Mutual Conversion Fund.

Participants in Solicitation

The participants in the solicitation by MHC Mutual Conversion Fund, L.P. consist of the following persons (the “Participants”): MHC Mutual Conversion Fund, L.P., Clover Partners, L.P., Clover Partners Management, L.L.C., Johnny Guerry and Terrell T. Philen, Jr.  Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the participants and their interests may be found in the definitive proxy statement filed with the SEC on May 12, 2016.